UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007 (July 16, 2007)

Titan Energy Worldwide, Inc.
(Name of small business issuer in its charter)

NEVADA	000-26139	26-0063012
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8880 Rio San Diego Drive, 8th Floor
San Diego, CA		92108
(principal executive offices)		(Zip Code)

(619) 209-6096
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 16, 2007, Gruber & Company LLC (“Gruber”) resigned as the Registrant’s independent certified public accountants effective as of July 16, 2007. The resignation was accepted by the Board of Directors of the Registrant.

The report of Gruber on the Registrant’s financial statements for the years ended December 31, 2006 and 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, such report contained an explanatory paragraph expressing substantial doubt about the Registrant’s ability to continue as a going concern.

During the Registrant’s fiscal years ended December 31, 2006 and 2005 and the subsequent interim periods preceding the resignation, there were no disagreements with Gruber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gruber, would have caused Gruber to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

During the fiscal years ended December 31, 2006 and 2005 and the subsequent interim periods, there have been no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.

The Registrant requested that Gruber furnish it with a letter addressed to the Commission confirming its resignation and stating whether or not it agrees with the Registrant’s statements in this Form 8-K. Such letter was unavailable at the time of filing so the Registrant has requested that Gruber furnish such letter within 10 business days after the filing of this report.

On July 16, 2007, UHY LLP (“UHY”) was engaged as the Registrant’s new independent certified accountants. During the two most recent fiscal years and the interim periods preceding the engagement of UHY, the Registrant has not consulted with UHY regarding the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2007

TITAN ENERGY WORLDWIDE, INC.

By /s/ Jeffrey W. Flannery
Jeffrey W. Flannery
Chief Executive Officer